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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
IOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IOMED, INC.

2441 South 3850 West, Suite A
Salt Lake City, Utah 84120
Telephone (801) 975-1191

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 15, 2002

        The Annual Meeting of Shareholders of IOMED, Inc. will be held on Friday, November 15, 2002, at 10:00 a.m. (Mountain Standard Time) at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah. At the meeting, shareholders will consider and take action upon the following matters:

  1.
  Election of a Class III director to serve a term of three years or until a successor is duly elected and qualified;

  2.
  Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 2003; and

  3.
  Any other business that may properly come before the meeting and any adjournment thereof.

        The Board of Directors has fixed the close of business on September 23, 2002, as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS
Robert J. Lollini Secretary

September 25, 2002

        YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

IOMED, INC.

2441 South 3850 West, Suite A
Salt Lake City, Utah 84120
Telephone (801) 975-1191

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 15, 2002

SOLICITATION AND REVOCABILITY OF PROXY

General

        The Board of Directors of IOMED, Inc. ("us" or "we") is soliciting the enclosed proxy for use at our 2002 Annual Meeting of Shareholders. We will be holding our annual meeting on Friday, November 15, 2002, at 10:00 a.m. (Mountain Standard Time) at the Little America Hotel, located at 500 South Main Street, Salt Lake City, Utah.

        We first mailed these proxy solicitation materials, form of proxy and our Annual Report to shareholders for the fiscal year ended June 30, 2002, including financial statements, to our shareholders entitled to vote at the annual meeting on or about October 9, 2002.

Record Date and Voting Securities

        Our only authorized voting security is common stock, no par value per share. Shareholders of record as of September 23, 2002, are entitled to receive notice of, and to vote at, the annual meeting. As of September 23, 2002, 6,544,670 shares of common stock were outstanding.

Revocability of Proxies

        You may revoke any proxy you give pursuant to this solicitation at any time before its use by delivering to the Secretary of our company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. However, please note that attendance at the annual meeting in and of itself will not constitute a revocation of any proxy you grant.

Voting and Solicitation

        Each shareholder is entitled to one vote for each common share held as of September 23, 2002. Shareholders will not be entitled to cumulate their votes in the election of directors.

        We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies are being solicited primarily by mail, but our directors, officers and regular employees may also solicit proxies personally, by telephone, facsimile or by special letter.

Quorum and Abstentions; Broker Non-Votes

        A representative from Computershare Investor Services will serve as the Inspector of Elections for our annual meeting. The Inspector of Elections will tabulate votes cast by proxy or in person at our meeting. The Inspector will also determine whether or not a quorum is present. In general, Utah law provides that a quorum consists of a majority of shares which are entitled to vote at the meeting.

Except in certain specific circumstances, the affirmative vote of a majority of shares present (in person or represented by proxy) at a duly held meeting at which a quorum is present is required under Utah law for approval of proposals presented to shareholders.

        The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum, but are not counted as votes FOR or AGAINST any matter. If a returned proxy is not marked as to a particular proposal, the proxy will be voted FOR the proposal, or as the proxy holder deems advisable on certain other matters that may properly come before the meeting. The proxy will not confer authority on the proxy holder to vote for the election of any director for which no bona fide nominee is named in this proxy statement

        If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will not be considered as present with respect to that matter for purposes of determining if a quorum is present. We believe that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Utah concerning voting of shares and determination of a quorum.

Deadline for Receipt of Shareholder Proposals to be Presented at 2003 Annual Meeting

        We must receive all shareholder proposals intended to be included in the proxy materials for consideration at the 2003 Annual Meeting of Shareholders by February 5, 2003. We suggest that you send to us all such proposals by certified mail, return receipt requested.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons owning ten percent of our common stock to file reports of ownership with the SEC. Each of these persons is required by SEC regulations to furnish us with copies of all Section 16(a) forms filed.

        Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all persons required to file such reports during fiscal year 2002 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, with the exception of Peter J. Wardle, who was delinquent in filing a report covering the purchase of shares of common stock. We believe that each person required to file such requests is now current in all reporting obligations.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of August 30, 2002, for (i) each person who we know owns beneficially more than 5% of our common stock, (ii) each member of the Board of Directors, (iii) each Named Executive Officer (as defined below) and (iv) all directors and Named Executive Officers as a group. Unless otherwise indicated, the principal address of each shareholder, director and Named Executive Officer is our principal corporate office address at 2441 South 3850 West, Suite A, Salt Lake City, Utah 84120.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Approximate Percent of Total(2)
5% Shareholders
Elan International Services, Ltd.(3) 102 St. James Court Flatts Smiths FL04 Bermuda	2,100,192	28.2%
Newtek Ventures 500 Washington Street, Suite 720 San Francisco, CA 94111	618,426	9.5%
MBW Venture Partners, LP 350 Second Street, Suite 8 Los Altos, CA 94022	470,231	7.2%
Laboratoires Fournier, S.C.A. 42, rue de Longvic 21300 Chenove France	368,498	5.6%
Directors
John W. Fara, Ph.D.(4)	56,248	*
Michael T. Sember(5)	50,000	*
Steven P. Sidwell(6)	56,207	*
Peter J. Wardle(7)	133,000	2.0%
Warren Wood(8)	54,166	*
Named Executive Officers
Robert J. Lollini(9)	187,220	2.8%
Greg A. Fisher(10)	14,749	*
Mary Crowther(11)	30,348	*
Tim Lucas(12)	18,482	*
Executive officers and directors as a group (9 persons)(13)	600,420	8.5%

*
Less than 1%.

(1)
Unless otherwise indicated in these footnotes, or pursuant to applicable state community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

(2)
Percentages are based upon 6,544,670 shares of common stock outstanding on August 30, 2002, together with any applicable convertible preferred stock, warrants and options convertible or exercisable within 60 days of August 30, 2002, for such shareholder.

(3)
Includes 893,801 shares of Series D non-voting convertible preferred stock, convertible into common stock on a share-for-share basis.

(4)
Includes 56,248 common shares subject to options held by Dr. Fara.

(5)
Includes 50,000 common shares subject to options held by Mr. Sember.

(6)
Includes 56,207 common shares subject to options held by Mr. Sidwell.

(7)
Includes 50,000 common shares subject to options held by Mr. Wardle. Mr. Wardle is a general partner of Newtek Ventures, but disclaims beneficial ownership of the common shares held by Newtek Ventures.

(8)
Includes 54,166 common shares subject to options held by Mr. Wood.

(9)
Includes 177,464 common shares subject to options held by Mr. Lollini.

(10)
Includes 12,249 common shares subject to options held by Mr. Fisher.

(11)
Includes 19,933 common shares subject to options held by Ms. Crowther.

(12)
Includes 16,816 common shares subject to options held by Mr. Lucas.

(13)
Includes 493,083 common shares subject to options.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Amended and Restated Articles of Incorporation divides the Board into three classes. Each year, the directors in one of these three classes are elected to serve a three-year term. The term for the class three directors, currently comprised of Messrs. John W. Fara, Ph.D. and Steven P. Sidwell, expire at this meeting. The Board has nominated Mr. Fara for reelection as director in that class for the term expiring in 2005. We have included a biography for Mr. Fara below. If the nominee for director becomes unavailable for election, the vacancy shall be filled by a vote of a majority of the directors then in office.

        Unless otherwise directed by a proxy, the Chief Operating Officer intends to vote the shares represented by proxies for all of the Board's nominees.

        The Board of Directors recommends a vote FOR the election of the nominee as a director.

Nomination for Election as Director (Term Expires 2005)

        JOHN W. FARA, Ph.D., age 60, has served as a director of the Company since 1992. Dr. Fara has served as President, Chief Executive Officer and a Director of DepoMed, Inc., a publicly traded pharmaceutical company, since 1996 and was elected Chairman in March 2000. Dr. Fara also serves as a director of AVI Biopharma, a publicly traded pharmaceutical company. From 1990 to 1996, Dr. Fara was President and Chief Executive Officer of Anergen, Inc., a biotechnology company. Dr. Fara received a Bachelor of Science degree in Biology from the University of Wisconsin and a Ph.D. in Physiology from the University of California, Los Angeles.

Directors Continuing in Office (Term Expires 2004)

        PETER J. WARDLE, age 67, was named Chairman of the Company's Board of Directors in January 2000 and has served as a director of the Company since 1987. Mr. Wardle has been a General Partner of Newtek Ventures, a venture capital company, since 1983. Mr. Wardle also serves as a director of Microbar, Inc., a software company, FutureSmart Networks, a software company, and Ophthonix, an ophthalmic equipment company. Mr. Wardle received a Bachelor of Arts degree in History and Economics from Dartmouth College.

        WARREN WOOD, age 71, has served as a director of the Company since 1996. In 1996 Mr. Wood retired as Chairman of the Board of Directors, President and Chief Executive Officer of Cabot Medical Corporation, a medical device company, positions he held since 1983. Mr. Wood received a Bachelor of Science degree in Electrical Engineering from the University of Washington.

Directors Continuing in Office (Term Expires 2003)

        MICHAEL T. SEMBER, age 52, has served as a director of the Company since May of 1997. Mr. Sember joined Deltagen, Inc. as President and Chief Operating Officer in 2002. Mr. Sember was Executive Vice President of Business Development for Elan Corporation plc. from 1992 to 2002. Mr. Sember was with Marion Merrell Dow, Inc. from 1973 to 1991. Mr. Sember also serves as a director of Women's First Healthcare, Inc. Mr. Sember received a Bachelor of Science degree from the University of Pittsburgh and an MBA from Rockhurst College.

Directors Continuing in Office (Term Expires 2002)

        STEVEN P. SIDWELL, age 62, has served as a director of the Company since 1993. In 2002, Mr. Sidwell retired as Executive Vice President of Operations for Ansys, Inc., a position he held since 1998, and advised the Company's Board of Directors that he has elected not to stand for reelection. Mr. Sidwell served as the Executive Vice President of SensorMedics, Inc., a cardiopulmonary diagnostic device manufacturer and a subsidiary of ThermoElectron, Inc. from 1996 to 1998. Mr. Sidwell served as the Vice President of Operations for SensorMedics between 1991 and 1996. Mr. Sidwell received a Bachelor of Science degree in Chemical Engineering from Purdue University and an MBA from the Wharton School at the University of Pennsylvania.

Operation of the Board of Directors

        Pursuant to Utah law, under which we are incorporated, our business, property and affairs are managed under the direction of the Board of Directors. During fiscal year 2002, there were nine meetings of the Board. Each current director attended 75% or more of the aggregate of (i) the meetings of the Board held when he was a director and (ii) the meetings held by all Board committees on which he served, except Dr. John Fara and Mr. Mike Sember, who attended 60% of the Board meetings.

Committees of the Board

        The Board of Directors has established two committees, the Audit Committee and Compensation Committee. Each of these committees is responsible to the full Board of Directors, and its activities are subject to approval of the Board. The Audit Committee reviews the scope and results of the annual audit of our consolidated financial statements conducted by our independent accountants, the scope of other services provided by our independent accountants, proposed changes in our financial and accounting practices, and our policies and procedures with respect to our internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to our financial affairs and accounting methods, including the selection and retention of our independent accountants. The Audit Committee is comprised of Messrs. Sember, Sidwell and Wood. The Compensation Committee administers our compensation programs, reviews and recommends to the Board compensation arrangements for our senior management and directors, and performs such other duties as may from time to time be determined by the Board. In addition, the Compensation Committee is responsible for administering our stock option plans. The Compensation Committee is comprised of Dr. Fara and Messrs. Wardle and Wood. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Director Compensation

        Since January 2000, we have paid each of our non-employee directors $3,000 per quarter as a retainer for their continued services and have reimbursed them for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings. All non-employee directors are also eligible to participate in our stock option plans. Since 1992, non-qualified options to purchase common stock have been granted to the directors as follows: Dr. Fara (56,248 shares), Mr. Sember (50,000 shares), Mr. Sidwell (56,207 shares), Mr. Wardle (50,000 shares), and Mr. Wood (54,166 shares). The option grants vest immediately upon grant and are exercisable at an exercise price equal to the fair market value of the common stock on the date of grant (as adjusted for stock splits and similar transactions). The number of shares subject to any such grants, and the exercise price(s) of the shares underlying those grants, are determined by the Compensation Committee and approved by the Board of Directors.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT ACCOUNTANT

The Board has selected Ernst & Young LLP, independent public accountants, to audit our financial statements for fiscal year ending June 30, 2003. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our auditors for the fiscal year ending June 30, 2003. The Company's Audit Committee is composed of independent (as defined by the rules of the American Stock Exchange) directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors and reviewed and reassessed at least annually.

Audit Committee Report

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        Our independent auditors, Ernst & Young, are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Ernst & Young met with the committee and expressed their judgement as to the quality, not just the acceptability, of our accounting principles and discussed other matters as required under generally accepted auditing standards. In addition, Ernst & Young discussed the auditors' independence from us and our management, including those matters set forth in written disclosures required by applicable auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, and considered the compatibility of non-audit services with the auditors' independence.

        The committee discussed with our independent auditors the overall scope and plan of their audit. The committee meets with the independent auditors, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held one meeting during fiscal year 2002.

        In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002, for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of our independent auditors.

Respectfully submitted,

Michael T. Sember	Steven P. Sidwell	Warren Wood

Fees paid to Independent Auditors

        Audit Fees.    The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Company in connection with the audit and for the reviews during fiscal 2002 of the Company's financial statements included in the quarterly reports on Form 10-Q were $57,000.

        All Other Fees.    The aggregate fees billed for professional services rendered by Ernst & Young LLP to the Company in fiscal 2002 in connection with non-audit related services, primarily tax compliance and tax consulting services, were $16,000. There were no fees for consulting in the information technology area.

        In appointing Ernst & Young LLP to serve as independent auditors for the fiscal year ending June 30, 2003, the Audit Committee considered whether the provision of these non-audit services is compatible with maintaining the independent auditors' independence.

MANAGEMENT

Executive Officers

        ROBERT J. LOLLINI, age 48, has served as Chief Operating Officer of the Company since November 2001. Since joining the Company in 1993, Mr. Lollini has served as Executive Vice President, Finance, Chief Financial Officer and Secretary. Between 1989 and 1992, Mr. Lollini worked for R.P. Scherer Corporation, an international drug delivery company, as Vice President, Finance, Chief Financial Officer and Secretary, and between 1981 and 1989, as its Corporate Controller and Chief Accounting Officer and in various other management capacities. Between 1978 and 1981, Mr. Lollini was with the accounting firm of Arthur Andersen & Co. Mr. Lollini is a Certified Public Accountant and received a Bachelor of Arts degree in Accounting from Michigan State University and an MBA in Finance/Economics from the University of Detroit.

        GREG A. FISCHER, age 47, joined the Company in October 2000 and currently serves as Executive Vice President, Manufacturing and Product Development. Most recently, Mr. Fischer was Vice President, Operations at Cornerstone Nutritional Labs, where he was responsible for overall operations management and corporate quality control. Prior to that, he served in various management capacities in manufacturing, quality control and engineering at TheraTech, Inc. and Bristol Myers Squibb. During his tenure at both companies, Mr. Fischer successfully managed the technology transfer of development stage processes to commercially viable products. Mr. Fischer holds a Master of Science degree in microbiology from Ohio State University.

        MARY A. CROWTHER, age 51, joined the Company in 1979 and currently serves as Vice President, Administrative Services. Ms. Crowther has held various other positions within the Company, including Director of Finance and Administration, Assistant Secretary to the Board, and Office Manager. Ms. Crowther received a Bachelor of Science degree in Business Management from Westminster College.

        TIMOTHY B. LUCAS, age 39, joined the Company in 1991 and presently serves as the Director of National Sales for the Company's products. From 1989 to 1991, Mr. Lucas served in various national and regional sales capacities with the Nortech Division of Medtronics, Inc., a manufacturer of external neuromuscular stimulators. Prior to joining Medtronics, Mr. Lucas was a Field Sales Manager with SePro Healthcare, Inc., an orthopedic product manufacturer. Mr. Lucas received a Bachelor of Science degree in Marketing from York College of Pennsylvania.

Stock Option Grants

        The following stock options were granted to the Named Executive Officers during the fiscal year ended June 30, 2002.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted (#)
		% of Total Options Granted to Employees in Fiscal Year(3)
Name			Exercise Price ($/share)(4)	Expiration Date
					5%	10%
Robert J. Lollini	100,000	13.7%	$1.89	11/12/11	$118,861	$301,217
Robert J. Lollini	53,000	7.3%	$0.90	6/30/11	$29,998	$76,022
Greg A. Fischer	75,000	10.3%	$1.89	11/12/11	$89,146	$225,913
Greg A. Fischer	51,000	7.0%	$0.90	6/30/11	$28,866	$73,153
Mary A. Crowther	25,000	3.4%	$1.89	11/12/11	$29,715	$75,304
Mary A. Crowther	51,000	7.0%	$0.90	6/30/11	$28,866	$73,153
Timothy B. Lucas	25,000	3.4%	$1.89	11/12/11	$29,715	$75,304
Timothy B. Lucas	30,000	4.1%	$0.90	6/30/11	$16,980	$43,031

(1)
The options reflected in this table were all granted under the Company's 1997 Share Incentive Plan (the "Plan") and the expiration date is 10 years from the date of grant.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price.

(3)
Based on an aggregate of 731,500 options granted to employees of the Company in fiscal 2002.

(4)
Exercise price is the fair market value on the date of grant as determined in accordance with the Plan.

Summary Compensation Table

        The following table summarizes the annual and long-term compensation of our Chief Operating Officer, the most highly compensated officers whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers"), and the former Chief Executive Officer during the fiscal years ended June 30, 2002, 2001 and 2000:

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation (1)			Restricted Stock Awards	Awards Underlying Options
Robert J. Lollini Chief Operating Officer, Chief Financial Officer, and Secretary(2)	2002 2001 2000	$200,000 178,600 167,700	(5 (5 32,000	) )		$6,700 6,200 5,500		— — —	153,000 28,000 —
Greg A Fischer Executive Vice President, Manufacturing and Product Development(3)	2002 2001 2000	$160,000 107,000 —	(5 (5 —	) )		$6,600 3,900 —		— — —	126,000 35,000 —
Mary Crowther Vice President, Administrative Services	2002 2001 2000	$125,000 90,000 82,000	(5 13,000 16,000)			$4,100 3,500 3,200		— — —	76,000 14,000 10,000
Tim Lucas National Sales Director	2002 2001 2000	$150,300 143,100 141,300	(5 (5 20,000	) )		$14,500 (6 13,900 (6 13,200 (6	) ) )	— — —	55,000 14,000 —
James R. Weersing Former President, Chief Executive Officer, and Board Member(4)	2002 2001 2000	$107,100 240,000 240,000	— (5 50,000)		$	— — —		— — —	— 15,000 200,000

(1)
Represents medical and dental insurance and premiums on group term life insurance.

(2)
In 2002, the Board of Directors appointed Mr. Lollini Chief Operating Officer

(3)
Mr. Fischer joined the Company in October 2000.

(4)
Mr. Weersing resigned during fiscal 2002.

(5)
Fiscal 2002 and 2001 bonus awards were paid in stock options.

(6)
Includes automobile reimbursement of $7,200.

Fiscal Year-End Option Values

        The following table provides information regarding the number and value of options held by the Named Executive Officers on June 30, 2002. The Named Executive Officers exercised no options during fiscal 2002.

	Number of Securities Underlying Outstanding Options at Fiscal Year-End (#)		Value of Outstanding In-The-Money Options at Fiscal Year-End ($)(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Lollini	168,932	153,733	$—	$—
Greg A. Fischer	9,917	151,083	—	—
Mary A. Crowther	17,533	98,633	—	—
Timothy B. Lucas	15,216	70,033	—	—

(1)
Value is based on the closing sale price of the common stock as of the last business day of the fiscal year, June 30, 2002, ($0.90), minus the exercise price. At June 30, 2002, no outstanding options were in the money.

Compensation Committee Report on Executive Compensation

Compensation Program

        The objectives of our executive compensation program are to align compensation with business objectives and individual performance, and to enable us to attract, retain and reward highly qualified executive officers who contribute to our long-term success. To ensure that compensation is competitive, we compare our compensation practices with those of comparable pharmaceutical products companies and other relevant U.S. companies in a similar stage of development. The annual compensation for our executive officers currently consists of three elements: salary, incentive bonus and equity participation. Executive officers are also entitled to participate in the same medical and other benefit plans available to our employees.

        Annual salaries and incentive bonuses for executive officers are determined based upon corporate and individual performance. While industry-wide practices are deemed to be important indicators of appropriate compensation levels, the Compensation Committee believes the most important considerations in setting an executive's base salary and incentive bonus are individual and corporate performance.

        Corporate performance is evaluated by reviewing the extent to which we meet strategic and business planning goals and objectives. Individual performance is evaluated by reviewing attainment of specific individual objectives and the degree to which teamwork and our values are fostered. Incentive bonuses are discretionary and based upon the achievement of functional, departmental and corporate goals as well as individual performance. The Compensation Committee evaluates the achievement of the annual goals and objectives established for the executive officers and their contribution to us on an annual basis.

        Equity participation has traditionally been in the form of stock option awards. Such awards are designed to promote the integration of the long-term interests of our employees, including our executive officers, and our shareholders, and to assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the employee's position with us and the actual or potential contributions to us in relation to overall compensation. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating our employees. Because the exercise price of a stock option is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term value of our common shares. All stock option awards are approved by the Compensation Committee. Stock options are used to reward substantially all of our employees, and not just our executive officers.

        During fiscal 2002, the Board elected to pay bonuses to senior level employees in stock options pursuant to a formula. The number of options awarded was determined by multiplying the employee's cash bonus award by a fraction, the numerator of which was four and denominator of which was $2.00, the average closing price of the company's common stock during the year.

        In determining the total compensation of Mr. Lollini for fiscal 2002, the Compensation Committee considered numerous factors, including Mr. Lollini's experience, his role in managing our strategic direction, his oversight in achieving commercial operating objectives, and his continued management responsibilities as Chief Operating Officer and Chief Financial Officer.

Compliance with Internal Revenue Code Section 162(m)

        The Compensation Committee has not yet adopted a policy on amendments to Section 162 of the Internal Revenue Code of 1986, as amended, which disallow deductions for compensation in excess of $1 million for certain executives of public companies. We believe that the compensation expected to be paid during fiscal year 2003 is below the compensation limitation.

Respectfully Submitted,

John W. Fara	Peter J. Wardle	Warren Wood

SHAREHOLDER PERFORMANCE GRAPH

        The following graph shows a comparison of the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Stock Market (US Companies) and the Nasdaq Total Return Index for Pharmaceutical Stocks over the period beginning April 23, 1998 (the date of our initial public offering) through the fiscal year ended June 30, 2002. The comparison assumes that on April 27, 1998, $100 was invested in our common stock and in each of the foregoing indices and, where applicable, assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

        The information contained in the Stock Performance Graph should not be deemed to be "soliciting material", nor should such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In March 1997, we entered into agreements with Elan, an international developer and manufacturer of advanced drug delivery technologies, and certain of its affiliates. The agreements provide us with exclusive, worldwide licenses to certain of Elan's iontophoretic drug delivery technology, including numerous issued and pending United States and foreign patents, as well as a significant body of know-how and clinical study results. We acquired the Elan technology by issuing two promissory notes, a $10.0 million note and a $5.0 million note (the "Elan Notes"). Concurrently with the closing of our initial public offering in April 1998, we repaid the Elan Notes and Elan purchased, in a private placement transaction, 1,206,391 shares of common stock and 893,801 shares of Series D Preferred Stock. Mr. Sember is a former executive officer of Elan and serves as a member of the Board of Directors.

ADDITIONAL INFORMATION

        A copy of our Annual Report on Form 10-K, including financial statements, for the fiscal year ended June 30, 2002, is being furnished to you with this proxy statement. A portion of the information set forth in the Form 10-K was incorporated by reference from this Proxy Statement. We will mail an additional copy, without charge, to you upon written request. Requests should be sent to Investor Relations, IOMED, Inc., 2441 South 3850 West, Suite A, Salt Lake City, UT 84120.

OTHER MATTERS

        We do not know of any other matters to be submitted at the meeting. If any other matters properly come before the meeting it is the intention of the person named in the accompanying form of proxy, to the extent authorized, to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Robert J. Lollini Chief Operating Officer and Chief Financial Officer

Dated: September 25, 2002

IOMED, INC.
ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 15, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IOMED, INC.

        The undersigned shareholder of IOMED, Inc. (the "Company") hereby appoints Robert J. Lollini, the true and lawful attorney, agent and proxyholder of the undersigned, and hereby authorizes him to represent and vote, as specified herein, all of the common shares of the Company held of record by the undersigned on September 23, 2002, at the Annual Meeting of Shareholders of the Company to be held at the Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on Friday, November 15, 2002, at 10:00 a.m., Mountain Standard Time, and any adjournment thereof.

        PROPOSAL 1.    Election of the following nominee as a Director of the Company, to serve a term of three years or until a successor is duly elected and qualified: John W. Fara, Ph.D.

☐ FOR	☐ WITHHOLD AUTHORITY to vote for all nominees

(Instruction: To withhold authority to vote FOR any individual nominee, strike a line through the nominee's name in the list above.)

        PROPOSAL 2.    Ratification of the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending June 30, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Continued and to be dated and signed on the reverse side

        GENERAL.    To act upon any other business that may properly come before the meeting and any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.
Signature
Signature
(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each shareholder must sign.)
Dated:	, 2002

RECEIPT OF THE PROXY STATEMENT, DATED SEPTEMBER 25, 2002, IS HEREBY ACKNOWLEDGED.

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SOLICITATION AND REVOCABILITY OF PROXY
PROPOSAL 1
ELECTION OF DIRECTORS
PROPOSAL 2
APPOINTMENT OF INDEPENDENT ACCOUNTANT
MANAGEMENT
SHAREHOLDER PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ADDITIONAL INFORMATION
OTHER MATTERS